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                                                                    EXHIBIT 21.1

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Subsidiaries of Registrant                               Jurisdiction of Incorporation
--------------------------                               -----------------------------
Area Services, Inc.                                                  Kentucky
Commonwealth Bancorp of Glasgow                                      Kentucky
Bowling Green Bank & Trust Company, N.A.                             United States
Broadway Bank & Trust                                                Kentucky
The New Farmers National Bank                                        United States
The Owensboro National Bank                                          United States
First City Bank & Trust Company                                      Kentucky
ABC Credit Corporation                                               Kentucky
Southern Deposit Bank                                                Kentucky
Citizens Deposit Bancshares, Inc.                                    Kentucky
Citizens Deposit Bank                                                Kentucky
Cardinal Bancshares, Inc.                                            Kentucky
Jefferson Banking Company                                            Kentucky
First & Peoples Bank                                                 Kentucky
Alliance Bank, FSB                                                   United States
The Vine Street Trust Company                                        Kentucky
Vine Street Financial, Inc.                                          Kentucky
HNB Bank, N.A.                                                       United States
Cardinal Data Service Corporation                                    Kentucky
Mutual Insurance Agency, Inc.                                        Kentucky
Mutual Service Corporation                                           Kentucky
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